EXHIBIT 23(b)


                   Consent of independent public accountants



As independent public accountants, we hereby consent to the incorporation of our report dated June 1, 2001 included in this Form 11-K, into the Company's previously filed Registration Statement (Form S-8 No. 333-61969).


Arthur Andersen



Minneapolis, Minnesota,
June 26, 2001